UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2020

Hancock Jaffe Laboratories, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38325	33-0936180
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

70 Doppler

Irvine, California 92618

(Address of principal executive offices) (Zip Code)

(949) 261-2900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	HJLI	The NASDAQ Stock Market LLC
Warrant to Purchase Common Stock	HJLIW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01	Other Events.

On May 15, 2020, Hancock Jaffe Laboratories, Inc. (“we,” “us,” “our,” and the “Company”) determined that it will be unable to timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020 (the “Quarterly Report”) as a result of the outbreak in the United States of the novel coronavirus, COVID-19. In accordance with the order (the “Order”) promulgated by the Securities and Exchange Commission on March 25, 2020 in Release No. 34-88465 relating to the Securities Exchange Act of 1934, as amended, the Company will file its Quarterly Report within 45 calendar days of the date of this report, though the Company expects to file its Quarterly Report much earlier, on or about May 29, 2020.

The Company is unable to file the Quarterly Report in a timely manner because the Company is currently experiencing a significant impact from the coronavirus outbreak in the United States. Specifically, the Company has been following the recommendations of local government and health authorities to minimize exposure risk for its employees for the past several weeks, including having employees work remotely, and, as a result, the Quarterly Report will not be completed by the filing deadline, due to insufficient time to facilitate the internal and external review process. Below is a risk factor regarding the coronavirus that the Company’s stockholders and potential investors in the Company should consider with respect to the quarter ended March 31, 2020.

The coronavirus pandemic has significantly negatively impacted our business.

The coronavirus pandemic has disrupted the global economy and has negatively impacted large populations including people and businesses that may be directly or indirectly involved with the operation of our company and the manufacturing, development, and testing of our product candidates. The full scope and economic impact of the coronavirus is still unknown and there are many risks from the coronavirus that could generally and negatively impact economies and healthcare providers in the countries where we do business, the medical device industry as a whole, and development stage, pre-revenue companies such as our company. At this time, we have identified the following coronavirus related risks that we believe have a greater likelihood of negatively impacting our company specific, including, but not limited to:

● Federal, State and local shelter-in-place directives which limit our employees from accessing our facility to manufacture, develop and test our product candidates.

● Travel restrictions and quarantine requirements which prevent us from initiating and continuing animal studies and patient trial both inside and outside of the United States.

● The burden on hospitals and medical personnel resulting in the cancellation of non-essential medical procedures such as surgical procedures needed to implant our product candidates for pre-clinical and clinical trials.

● Delays in the procurement of certain supplies and equipment that are needed to develop and test our product candidates.

● Erosion of the capital markets which make it more difficult to obtain the financing that we need to fund and continue our operations.

● Potential back-log at regulatory agencies such as the FDA which may result in delays in obtaining regulatory approvals.

● Travel restrictions which prevent patients from participating and continuing the participation in clinical trials.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANCOCK JAFFE LABORATORIES, INC.

Dated: May 15, 2020	/s/ Robert A. Berman
Robert A. Berman
Chief Executive Officer